EXHIBIT 10.3

                CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT

               This Contribution, Conveyance and Assumption Agreement,

     dated as of December 17, 1996 is entered into by and among CORNERSTONE

     PROPANE PARTNERS, L.P., a Delaware limited partnership (the "MLP"),

     CORNERSTONE PROPANE, L.P., a Delaware limited partnership (the "OLP"),

     CORNERSTONE PROPANE GP, INC., a California corporation formerly known as Coast Gas, Inc. (the "MANAGING GP"), EMPIRE ENERGY SC CORPORATION,

     a Delaware  corporation ("SC"), and SYN INC., a Delaware corporation

     ("SYN"; the Managing GP, SC and SYN are sometimes referred to herein individually as a "TRANSFEROR" and collectively as the "TRANSFERORS").

                                    RECITALS

               WHEREAS, Cornerstone Propane GP, Inc., a Delaware

     corporation (the "OGP"),  as general partner, and Northwestern Growth

     Corporation, a South Dakota corporation ("NGC"), as organizational limited partner, formed the MLP pursuant to the Delaware Revised

     Uniform Limited Partnership Act (the "DELAWARE ACT");

               WHEREAS, the OGP, as general partner, and the MLP, as

     organizational limited partner, formed the OLP pursuant to the

     Delaware Act;

               WHEREAS, as part of the actions taken prior to the execution of this Agreement, (i) certain of the Operating Subsidiaries (as defined below) of Empire Energy Corporation, a Tennessee corporation

     ("EEC"), contributed to SC, then an indirect, wholly-owned subsidiary of EEC, certain assets as a capital contribution and in exchange SC assumed certain indebtedness to EEC which originally was incurred by such subsidiaries in connection with their acquisition of such assets;

     and, after the aforesaid capital contributions to SC and assumption of indebtedness by SC, the Operating Subsidiaries of EEC (other than SC)

     merged with and into EEC; (ii) the Operating Subsidiaries of SYN merged with and into SYN; (iii) NGC, the owner of all of the outstanding capital stock of  EEC, Myers Propane Gas Company, a

     Delaware corporation ("MYERS"), and the OGP and certain common stock of SYN, contributed to CGI Holdings, Inc., a Delaware corporation

     ("CGI Holdings"), then a wholly owned subsidiary of NGC, that stock and certain property as a capital contribution and in exchange CGI

     Holdings assumed certain indebtedness incurred by NGC in connection with the acquisition of such stock and property; and (iv) after the aforesaid capital contributions to CGI Holdings and assumption of indebtedness by CGI Holdings, CGI Holdings contributed the stock and property contributed to it, together with the outstanding capital stock of  Paugh Enterprises, Inc., a Nevada corporation ("PEI"), its wholly-owned subsidiary, and the Acquired Businesses (as defined below) to the Managing GP and in exchange the Managing GP assumed certain indebtedness incurred in connection with the acquisition of said stock and property and the Acquired Businesses;

               WHEREAS, after the aforesaid contributions to capital and

     assumptions of indebtedness, Coast Energy Group, Inc., a Delaware corporation ("CEG"), PEI, EEC, Myers and the OGP, all then wholly owned subsidiaries of the Managing GP, merged with and into the

     Managing GP and the Managing GP changed its name to Cornerstone

     Propane GP, Inc., and as a result of all of the aforesaid

     contributions to capital, mergers and assumptions of indebtedness, the

     Managing GP became the successor to the business, assets and


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


     liabilities of CEG, PEI, EEC, Myers and the OGP, including the general partner interests in the MLP and the OLP formerly held by the OGP, and the Acquired Businesses;

               WHEREAS, immediately prior to the execution of this

     Agreement, the Managing GP, as managing general partner, SYN, as special general partner, and the MLP, as organizational limited partner, entered into that certain Amended and Restated Agreement of

     Limited Partnership of the OLP (the "OLP PARTNERSHIP AGREEMENT"), and

     the Managing GP, as managing general partner, SYN, as special general partner, and NGC, as organizational limited partner, entered into that certain Amended and Restated Agreement of Limited Partnership of the

     MLP (the "MLP PARTNERSHIP AGREEMENT");

               WHEREAS, the Managing GP, SC and SYN desire, as contemplated in the OLP Partnership Agreement, to contribute certain of their respective assets as capital contributions to the OLP, and, as contemplated in the MLP Partnership Agreement, to contribute the limited partner interests each acquired in the OLP as a result of the aforesaid contributions as capital contributions to the MLP, in each case subject to the terms and conditions set forth below; and

               WHEREAS, in connection with the transactions contemplated

     below, the MLP is closing the Public Offering (as defined below) and the OLP is closing the Note Offering (as defined below) and obtaining certain loans and other financial accommodations under the Credit

     Agreement (as defined below) to provide the funds and other financial accommodations needed to consummate the transactions on the terms and conditions set forth below;


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


               NOW, THEREFORE, in consideration of their mutual

     undertakings and agreements hereunder, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement undertake and agree as follows:

               1.   DEFINITIONS.

                    1.1  General Terms.  When used herein, the following

     terms shall have the following meanings:

               "Acquired Businesses" shall mean the business conducted by

     CGI Acquisition with the assets acquired pursuant to (i)  that certain

     Agreement of Purchase and Sale of Assets dated October 11, 1996 between Antelope Valley Gas Company, Inc., a California corporation,

     and CGI Acquisition and (ii) that certain Agreement of Purchase and

     Sale of Assets dated December 2, 1996 between Garvin Plumbing Inc., a

     California corporation, and CGI Acquisition; and which business and assets were acquired by CGI Holdings as a result of the merger of CGI

     Acquisition with and into CGI Holdings.

               "Additional Acquisition Documents" means, collectively, that certain Asset Purchase Agreement dated as of July 25, 1995 between SYN and EEC and all agreements and documents entered into in connection with the acquisition contemplated therein, in each case as amended from time to time.

               "Affiliate" means, with respect to any Person, any other

     Person that directly, or indirectly through one or more

     intermediaries, controls, is controlled by, or is under common control with, the Person in question.  As used herein, the term "CONTROL"


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


     means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person,

     whether through ownership of voting securities, by contract or otherwise.  Notwithstanding anything contained in this definition to the contrary, the term Affiliate, (i) with respect to the OLP shall mean only the MLP and the OLP Subsidiary and any Person directly or indirectly controlled by the MLP, the OLP or the OLP Subsidiary, (ii)

     with respect to the MLP shall mean only the OLP and the OLP Subsidiary and any Person directly or indirectly controlled by the MLP, the OLP or the OLP Subsidiary, and (iii) with respect to each Transferor shall exclude the OLP, the MLP and all other Affiliates of the OLP and the

     MLP.

               "Agreement" means this Contribution, Conveyance and

     Assumption Agreement, as amended, modified or supplemented from time to time.

               "ASG" means All Star Gas Corporation, a Missouri corporation formerly known as Empire Gas Corporation.

               "Assets" has the meaning assigned to such term in SCHEDULE

     1.1 as applied to any individual Transferor and as applied to the

     Transferors, collectively, means the Managing GP Assets, the SC Assets and the SYN Assets.

               "Assumed Additional Managing GP Debt" means the indebtedness of the Managing GP, in the approximate amount of $4,100,000, under certain capitalized leases relating to LPG tanks, bobtail trucks,

     office equipment and certain other vehicles and equipment.




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


               "Assumed Additional SYN Debt" means the indebtedness of SYN,

     in the approximate amount of $800,000, owed to Planters and Stockmen

     Bank and the holders of certain mortgages with respect to SYN's property.

               "Assumed CGI Acquisition Debt" means the indebtedness

     evidenced by that certain Amended and Restated Promissory Note dated

     December 1, 1996 made by CGI Acquisition to the order of NGC in the principal amount of $1,885,000, representing certain indebtedness incurred by CGI Acquisition in connection with its acquisition of PEI and the Acquired Businesses, which indebtedness was assumed by the

     Managing GP as a result of the Related Transactions.

               "Assumed EEC Debt" means the indebtedness of EEC (other than the Excluded EEC Debt) under or in connection with that certain Credit

     Agreement dated as of August 1, 1996 among EEC, certain subsidiaries of EEC, the lenders from time to time parties thereto and The First

     National Bank of Boston, as agent for such lenders, as amended to date, and the "Credit Documents" referred to therein, including any accrued interest and any premium, fees and other amounts which may become payable in connection therewith, and which indebtedness was assumed by the Managing GP as a result of the Related Transactions.

               "Assumed L/C Facility" shall mean the Continuing Letter of

     Credit Agreement dated August 28, 1992 between CEG and Banque Paribas,

     as amended to date, the "Credits" referred to therein, the Continuing

     Guaranty of the Corporation dated August 28, 1992 made by the Managing

     GP in favor of Banque Paribas and the agreements and documents entered




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


     into with respect to the facilities provided to CEG referred to therein.

               "Assumed Liabilities" means as to any individual Transferor,

     all of the liabilities or obligations of such Transferor, including those to which the Transferor has succeeded, whether by contract,

     merger or liquidation of its subsidiaries or otherwise, arising from or relating to the Assets of such Transferor or the operation of the

     Business of such Transferor, whether by such Transferor or its predecessors (whether or not in the ordinary course), of every kind,

     character and description, and (i) whether matured or unmatured, known or unknown, fixed or contingent, or liquidated or unliquidated, (ii)

     whether or not reflected on the books and records of such Transferor as of the Effective Time, and (iii) regardless of whether asserted or determined prior to, at or subsequent to the Effective Time; provided,

     however, notwithstanding the foregoing, the Assumed Liabilities of any

     Transferor shall not include any liabilities or obligations to the extent that they constitute Excluded Liabilities of such Transferor;

     and means as to the Transferors, collectively, all of the foregoing as to all of the Transferors.

               "Assumed Managing GP Debt" means, collectively, the

     indebtedness of the Managing GP under or in connection with (i) that certain Credit Agreement dated as of September 14, 1994 among the

     Managing GP, CEG, the lenders from time to time parties thereto and

     Bank of America, Illinois, as agent to the lenders, as amended to date, and the "Loan Documents" referred to therein, including any accrued interest and any premium, fees and other amounts which may become payable in connection therewith, (ii) the Securities Purchase

     Agreement dated as of September 14, 1994 among the Managing GP, CEG,

     CGI Holdings and the several buyers referred to therein, as amended to date, with respect to the 12.05% Senior Secured Notes due December 15,

     2004 issued by the Managing GP and the "Transaction Documents"

     referred to therein, including any accrued interest and any premium,

     fees and other amounts which may become payable in connection therewith, and (iii) the Assumed L/C Facility, including any accrued interest and any premium, fees and other amounts which may become payable in connection therewith.

               "Assumed NGC Debt" means, collectively, the indebtedness of

     NGC under or in connection with (i) that certain Promissory Note dated

     December 13, 1996 made by NGC to the order of ASG in the principal amount of $18,000,000 and that certain Promissory Note dated

     December 13, 1996 made by NGC to the order of Paul S. Lindsey, Jr. in the principal amount of $2,000,000, representing indebtedness incurred in the connection with NGC's acquisition of, among other things, the common stock of SYN and Myers then owned by ASG and certain additional rights; (ii) that certain Promissory Note dated as of October 7, 1996 made by NGC to the order of NPS in the principal amount of

     $22,000,000,  representing the aggregate amount of indebtedness incurred by NGC in connection with NGC's acquisition of EEC, certain indebtedness of EEC owed to a former stockholder of EEC and certain rights of such stockholder against SYN under the Additional

     Acquisition Documents; and (iii) that certain Promissory Note dated

     December 16, 1996 made by NGC to the order of Keith G. Baxter, Gerald


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


     Parsky and Richard K. Roeder in the principal amount of $37,026,658.42 representing indebtedness incurred in connection with NGC's acquisition of CGI Holdings; and which indebtedness was assumed by the

     Managing Partner as a result of the Related Transactions.

               "Assumed SC Debt" means the indebtedness of SC under or in connection with the SC Note.

               "Assumed SYN Debt" means, collectively, the indebtedness of

     SYN under or in connection with (i) that certain Term Loan Agreement dated as of July 31, 1996 between SYN and NPS, as amended to date, and the "Credit Documents" referred to therein, including any accrued interest and any premium, fees and other amounts which may become payable in connection therewith, and (ii) that certain Credit

     Agreement dated as of December 28, 1995 among SYN, certain subsidiaries of SYN named therein, the lenders from time to time parties thereto and The First National Bank of Boston, as agent for such lenders, as amended to date, and the "Credit Documents" referred to therein, including any accrued interest and any premium, fees and other amounts which may become payable in connection therewith.

               "Business" means, with respect to any Transferor, the

     businesses currently conducted by such Transferor and any that were previously conducted by such Transferor or any of the subsidiaries of such Transferor which were merged or liquidated into such Transferor,

     in each case that are included among the following, namely, the sale and distribution of natural gas, crude oil, natural gas liquids, LPG,

     and other petroleum derived products, LPG storage and transportation equipment, appliances, parts and fittings relating to the foregoing


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


     and transportation, storage, repair, labor and other services relating to any of the foregoing.

               "Case Handler" has the meaning assigned to such term in

     Section 6.5.

               "CEG" has the meaning assigned to such term in the Recitals to this Agreement.

               "CGI Acquisition" means CGI Acquisition Corporation, a

     Delaware corporation which merged with and into CGI Holdings when NGC acquired CGI Holdings.

               "CGI Holdings" has the meaning assigned to such term in the

     Recitals to this Agreement.

               "Closing Date" means December 17, 1996 or such other date as the parties may mutually agree.

               "Commitments" has the meaning assigned to such term in

     Section 3.2.

               "Common Unit" has the meaning assigned to such term in the

     MLP Partnership Agreement.

               "Credit Agreement" means the Credit Agreement dated as of

     December 11, 1996 among the OLP, Bank of America National Trust and

     Savings Association, as agent,  and the financial institutions listed therein, providing for borrowings and letters of credit under a working capital facility in an aggregate principal amount of up to

     $50,000,000 and borrowings under an acquisition and expansion facility in an aggregate principal amount of up to $75,000,000.

               "Delaware Act" has the meaning assigned to such term in the

     Recitals to this Agreement.


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


               "Dispute" has the meaning assigned to such term in Section

     9(a).

               "EEC" has the meaning assigned to such term in the Recitals to this Agreement.

               "Effective Time" means 8:00 a.m., Eastern Standard Time, on the Closing Date.

               "Environmental Laws" means any and all Laws relating to the protection of the environment, pollution or the release of materials into the environment or occupational health and safety matters.

               "Excluded Assets" means, collectively, the Excluded Managing

     GP Assets, the Excluded SC Assets and the Excluded SYN Assets.

               "Excluded EEC Debt" means the indebtedness of EEC in the

     aggregate amount equal to the Assumed SC Debt under or in connection with that certain Credit Agreement dated as of August 1, 1996 among

     EEC, certain subsidiaries of EEC, the lenders from time to time parties thereto and The First National Bank of Boston, as agent for such lenders, as amended to date, and the "Credit Documents" referred to therein, and which indebtedness was assumed by the Managing GP as a result of the Related Transactions.

               "Excluded Liabilities" means, collectively, the Excluded

     Managing GP Liabilities, the Excluded SC Liabilities and the Excluded

     SYN Liabilities.

               "Excluded Managing GP Assets" has the meaning assigned to

     such term in Schedule 1.2(A).

               "Excluded Managing GP Liabilities" has the meaning assigned to such term in Schedule 1.3(A).


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


               "Excluded SC Assets" has the meaning assigned to such term in Schedule 1.2(B).

               "Excluded SC Liabilities" has the meaning assigned to such term in Schedule 1.3(B).

               "Excluded SYN Assets" has the meaning assigned to such term in Schedule 1.2(C).

               "Excluded SYN Liabilities" has the meaning assigned to such term in Schedule 1.3(C).

               "Fees and Expenses" means the Financing Expenses and the

     Public Offering Expenses.

               "Financing Expenses" means all commissions, fees and other out-of-pocket expenses (including fees and expenses of accountants,

     attorneys, consultants or other agents) incurred, paid or payable by or on behalf of the OLP to the administrative agent, the co-agent, the lenders, the placement agent, the note purchasers or other Persons in connection with the Credit Agreement or the Note Offering.

               "GP Interest" means with respect to the OLP or the MLP, an interest in the OLP or the MLP, as the case may be, that provides the holder thereof with the rights and obligations of a general partner in accordance with the OLP Partnership Agreement or the MLP Partnership

     Agreement, as the case may be.

               "Incentive Distribution Rights" has the meaning assigned to such term in the MLP Partnership Agreement.

               "Indemnified Party" has the meaning assigned to such term in

     Section 6.4(a).




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


               "Indemnifying Party" has the meaning assigned to such term in Section 6.4(a).

               "Information" has the meaning assigned to such term in

     Section 10.2.

               "Interests" has the meaning assigned to such term in Section

     3.2.

               "Laws" means any and all laws, statutes, ordinances, rules or regulations promulgated by a governmental authority, orders,

     decrees or decisions of a court or other adjudicative, regulatory or other governmental authority, decisions or determinations of any arbitrator in an arbitration proceeding or other binding

     determinations of  any  court or adjudicative, regulatory or other governmental authority.

               "Litigation and Claims" means litigation and actions pending or threatened or claims alleged against any of the Transferor Parties or any of the OLP Parties, including civil and criminal actions,

     workers' compensation proceedings, administrative and regulatory proceedings, investigations, audits, inquiries, demands, claims

     (including any title claims relating to real properties), whether pending, threatened or alleged before, at or after the Effective Time.

               "Litigation Records" has the meaning assigned to such term in Section 6.6(b).

               "LP Interest" means an interest in the OLP that provides the holder thereof with the rights and obligations of a limited partner in accordance with the OLP Partnership Agreement.

               "LPG" means liquefied petroleum gas.


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


               "Managers" means the managers for the several Underwriters listed in Schedule I to the Underwriting Agreement.

               "Managing GP" has the meaning assigned to such term in the opening paragraph of this Agreement.

               "Managing GP Assets" means the Managing GP's Assets.

               "MLP" has the meaning assigned to such term in the opening paragraph of this Agreement.

               "MLP Partnership Agreement" has the meaning assigned to such term in the Recitals to this Agreement.

               "Myers" has the meaning assigned to such term in the

     Recitals to this Agreement.

               "Net Over-Allotment Proceeds" means the gross proceeds

     received by the MLP from the Underwriters in connection with the exercise by the Underwriters of the Over-Allotment Option, net of the

     Over-Allotment UW Discount.

               "NGC" has the meaning assigned to such term in the Recitals to this Agreement.

               "Note Agreement" means the Note Agreement dated as of

     December 11, 1996 among the OLP, the Managing GP, SYN and the several purchasers named therein, relating to the Note Offering.

               "Note Offering" means the issuance and sale of an aggregate

     $220,000,000 of senior secured notes due December 30, 2010 of the OLP pursuant to the Note Agreement.

               "NPS" means Northwestern Public Service Company, a Delaware corporation.




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


               "OGP" has the meaning assigned to such term in the Recitals to this Agreement.

               "OLP" has the meaning assigned to such term in the opening paragraph of this Agreement.

               "OLP Damages" has the meaning assigned to such term in

     Section 6.1.

               "OLP Parties" means the OLP and any Affiliate of the OLP,

     and any of their respective general partners, directors, officers or employees, in their capacities as such, or successors or assigns.

               "OLP Partnership Agreement" has the meaning assigned to such term in the Recitals to this Agreement.

               "OLP Subsidiary" means Cornerstone Sales & Service

     Corporation, a Delaware corporation, a wholly-owned subsidiary of the

     OLP.

               "Operating Subsidiaries" means (i) with respect to EEC, the direct or indirect wholly-owned subsidiaries of  EEC which were merged with and into EEC on or about December 11, 1996;  and (ii) with respect to SYN, the direct or indirect wholly-owned subsidiaries of

     SYN which were merged with and into SYN on or about December 5, 1996 or December 11, 1996.

               "Over-Allotment Option" shall mean the over-allotment option granted to the Underwriters under the Underwriting Agreement.

               "Over-Allotment UW Discount" means the amount of

     underwriting discounts and commissions on the securities sold to the

     Underwriters in connection with the exercise of the Over-Allotment

     Option.


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


               "PEI" has the meaning assigned to such term in the Recitals to this Agreement.

               "Percentage Interest" has, with respect to the OLP, the

     meaning assigned to such term in the OLP Partnership Agreement and,

     with respect to the MLP, the meaning assigned to such term in the MLP

     Partnership Agreement.

               "Person" means an individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

               "Public Offering" means the initial public offering and sale of 9,821,000 Common Units.

               "Public Offering Expenses" means all underwriting discounts and commissions (other than the Over-Allotment UW Discount) and fees and other out-of-pocket expenses (including fees and expenses of accountants, attorneys, printers, consultants or other agents)

     incurred, paid or payable by or on behalf of the MLP to the

     Underwriters or other Persons in connection with the Public Offering.

               "Related Transactions" means the transactions referred to in the third and fourth paragraphs in the Recitals to this Agreement.

               "Remaining Assumed Debt" means the Assumed SYN Debt, the

     Assumed Additional SYN Debt, the Assumed Managing GP Debt, the Assumed

     Additional Managing GP Debt and the Assumed SC Debt.

               "SC" has the meaning assigned to such term in the opening

     paragraph of this Agreement.

               "SC Assets" means SC's Assets.


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


               "SC Note" means that certain Amended and Restated Promissory

     Note dated December 10, 1996 made by SC to the order of EEC in the principal amount of $34,294,609.27, representing the remaining portion of the indebtedness originally incurred by certain subsidiaries of EEC in connection with the acquisition of certain assets from SYN pursuant to the Additional Acquisition Documents, and which indebtedness was assumed by SC as a part of the Related Transactions.

               "Selling Stockholders" means Sherman C. Vogel, Stephen A.

     Vogel, Jeffrey K. Vogel, Jon M. Vogel and Jeanette Vogel.

               "Service Assets" means, with respect to any Transferor, that portion of such Transferor's Assets described in Schedule 1.4.

               "Service Business" has the meaning assigned to such term in

     Schedule 1.4.

               "Specific Conveyances" has the meaning assigned to such term in Section 3.1.

               "Subordinated Unit" has the meaning assigned to such term in the MLP Partnership Agreement.

               "SYN" has the meaning assigned to such term in the opening paragraph of this Agreement.

               "SYN Acquisition Documents" means, collectively, the

     Purchase and Sale Agreement dated as of May 17, 1995 among the Selling

     Stockholders, Synergy Group Incorporated, a Delaware corporation, S &

     J Investments, SYN and NGC (as amended from time to time, the "SYN

     Purchase Agreement") and all agreements and documents entered into in connection with the acquisition contemplated therein, in each case as amended from time to time.


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


               "SYN Assets" means SYN's Assets.

               "SYN Purchase Agreement" has the meaning assigned to such

     term in the definition of SYN Acquisition Documents.

               "Transaction Documents" means this Agreement, the

     Underwriting Agreement, the MLP Partnership Agreement, the OLP

     Partnership Agreement, the Note Agreement and the Credit Agreement.

               "Transaction Expenses" means the Financing Expenses, the

     Public Offering Expenses and the Transfer Expenses.

               "Transfer Expenses" means all out-of-pocket expenses, fees and costs, including all sales, use and similar taxes and documentary,

     filing, recording, transfer, deed or conveyance fees or taxes, in each case, that were or are incurred or paid or proposed to be incurred or paid in connection with the contributions, conveyances and deliveries to be made hereunder or in connection with any of the Related

     Transactions; provided, however, that Transfer Expenses do not include any such items that are included in Financing Expenses, Public

     Offering Expenses or the Over-Allotment UW Discount.

               "Transferor" and "Transferors" have the meanings assigned to such terms in the opening paragraph of this Agreement.

               "Transferor Damages" has the meaning assigned to such term in Section 6.2.

               "Transferor Parties" means each Transferor and any Affiliate of  any Transferor, and any of their respective general partners,

     directors, officers or employees, in their capacities as such, and,

     except to the extent such Persons are OLP Parties, their successors or assigns.

               "Underwriters" means each Person named as an underwriter in

     Schedule I to the Underwriting Agreement.

               "Underwriting Agreement" means the Underwriting Agreement

     dated December 11, 1996 among the MLP, the OLP, the Managing GP, SYN and each of the Managers relating to the Public Offering.

               1.2  Headings; References; Interpretation.  All Article and

     Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof.  The words "hereof," "herein" and

     "hereunder" and words of similar import, when used in this Agreement,

     shall refer to this Agreement as a whole, including all Schedules attached hereto, and not to any particular provision of this

     Agreement.  All references herein to Sections and Schedules shall,

     unless the context requires a different construction, be deemed to be references to the Sections of this Agreement and the Schedules attached hereto, and all such Schedules attached hereto are hereby incorporated herein and made a part hereof for all purposes.  All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders,

     and the singular shall include the plural and vice versa.  The use herein of the word "including" following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as "without limitation," "but not limited to," or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.

               2.   Transactions.  The transactions described in this

     Section 2 are occurring on the Closing Date in the order set forth below.

               2.1  Contributions to the OLP.

               (a)  Effective as of  the Effective Time, (i) the Managing

     GP hereby grants, conveys, assigns, transfers, sets over, contributes and delivers  to, and further bargains and sells to and remises and releases unto, the OLP all right, title and interest of the Managing

     GP in and to the Managing GP Assets, together with all rights and appurtenances thereto in any wise belonging; (ii) SYN hereby grants,

     conveys, assigns, transfers, sets over, contributes and delivers to,

     and further bargains and sells to and remises and releases unto,  the

     OLP all right, title and interest of SYN in and to the SYN Assets,

     together with all rights and appurtenances thereto in any wise belonging; and (iii) SC hereby grants, conveys, assigns, transfers,

     sets over, contributes and delivers to, and further bargains and sells to and remises and releases unto, the OLP all right, title and interest of SC in and to the SC Assets, together with all rights and appurtenances thereto in any wise belonging; in each case in exchange for the consideration stated in Section 2.1(b) and Section 2.2, and other good and valuable consideration, the sufficiency of which is hereby acknowledged by each of the Transferors, and TO HAVE AND TO

     HOLD such Assets unto the OLP, its successors and assigns, for its and their own use forever, subject, however, to the terms and conditions stated in this Agreement.

               (b)  Effective as of the Effective Time, and simultaneously in exchange for the conveyance, assignment, transfer and contribution of the Assets pursuant to Section 2.1(a), and other good and valuable consideration, the sufficiency of which is hereby acknowledged by the

     OLP, the OLP hereby (i) accepts the Managing GP Assets as a contribution to the capital of the OLP, continues the Managing GP's

     .7764% GP Interest in the OLP, issues to the Managing GP an LP

     Interest in the OLP and assumes the Managing GP's Assumed Liabilities as provided in Section 4; (ii) accepts the SYN Assets as a contribution to the capital of the OLP, issues to SYN a .2337% GP

     Interest in the OLP, issues to SYN an LP Interest in the OLP and assumes SYN's Assumed Liabilities as provided in Section 4; and (iii)

     accepts the SC Assets as a contribution to the capital of the OLP,

     issues to SC an LP Interest in the OLP and assumes SC's Assumed

     Liabilities as provided in Section 4; with the interest of the

     Managing GP, SYN and SC in the 98.9899% aggregate LP Interest in the

     OLP determined as provided in the OLP Partnership Agreement.

               2.2  Financings and Repayment of Certain Debt.  On the

     Closing Date, immediately following the transactions described in

     Section 2.1 becoming effective, the OLP, using the proceeds of the

     Note Offering in the approximate amount of $220,000,000,  advances made under the Credit Agreement in the approximate amount of

     $12,800,000 and letters of credit issued under the Credit Agreement

     (i) is repaying in full the Assumed NGC Debt, the Assumed CGI

     Acquisition Debt and the Assumed EEC Debt, in the approximate aggregate amount of $153,405,000,  and is issuing letters of credit necessary to provide substitute collateral for any outstanding letters of credit which are part of the Assumed Liabilities, (ii) is distributing $76,696,502 to SYN, and (iii) is distributing $2,698,136 in the aggregate to the Managing GP and SYN,  in proportion to their relative percentage of the aggregate GP interest in the OLP.

               2.3  Contributions to MLP.

               (a)  On the Closing Date, effective immediately following

     the consummation of the transactions described in Section 2.2, (i) the

     Managing GP hereby grants, conveys, assigns, transfers, sets over,

     contributes and delivers to the MLP all right, title and interest of the Managing GP in and to its LP Interest in the OLP, together with all rights and appurtenances thereto in any wise belonging; (ii) SYN hereby grants, conveys, assigns, transfers, sets over, contributes and delivers to the MLP all right, title and interest of SYN in and to its

     LP Interest in the OLP, together with all rights and appurtenances thereto in any wise belonging; and (iii) SC hereby grants, conveys,

     assigns, transfers, sets over, contributes and delivers to the MLP all right, title and interest of SC in and to its LP Interest in the OLP,

     together with all rights and appurtenances thereto in any wise belonging; in each case in exchange for the consideration stated in

     Section 2.3(b)  and other good and valuable consideration, the sufficiency of which is hereby acknowledged by each of the

     Transferors, and TO HAVE AND TO HOLD such LP Interests unto the MLP,

     its successors and assigns, for its and their own use forever, subject, however, to the terms and conditions stated in this

     Agreement.

               (b)  On the Closing Date, effective simultaneously with and in exchange for the transfer of the LP Interests pursuant to Section

     2.3(a), and other good and valuable consideration, the sufficiency of which is hereby acknowledged by the MLP, the MLP hereby (i) accepts the LP Interest of the Managing GP in the OLP as an additional contribution to the capital of the MLP, and issues to the Managing GP a .7686% GP Interest in the MLP, its share (as determined in accordance with the MLP Partnership Agreement) of 5,071,233

     Subordinated Units and 7,686 Incentive Distribution Rights; (ii)

     accepts the LP Interest of SYN in the OLP as an additional contribution to the capital of the MLP, and issues to SYN a .2314% GP

     Interest in the MLP, 1,526,386 Subordinated Units and 2,314 Incentive

     Distribution Rights; and (iii) accepts the LP Interest of SYN in the

     OLP as a contribution to the capital of the MLP and issues to SC its share (as determined in accordance with the MLP Partnership Agreement)

     of 5,071,233 Subordinated Units.

               2.4  Public Offering.  On the Closing Date, effective

     immediately following the consummation of the transactions described in Section 2.3, the Public Offering is closing and the MLP is issuing

     9,821,000 Common Units in exchange for the proceeds of the Public

     Offering (net of the Over-Allotment UW Discount and certain of the

     Public Offering Expenses).

               2.5  MLP Transfers to the OLP.  On the Closing Date,

     effective immediately following the consummation of the transactions described in Section 2.4, (a) the MLP is redeeming the interest of NGC as organizational limited partner in the MLP using a portion the proceeds of the Public Offering received from the Underwriters for such purpose and is contributing in immediately available funds the remaining  proceeds of the Public Offering to the OLP, and (b)

     effective upon the receipt of such funds the OLP hereby accepts such funds as a contribution to capital of the OLP.

               2.6  Repayment of Remaining Assumed Debt.  On the Closing

     Date, effective immediately following the consummation of the transactions described in Section 2.5, (a) the OLP (i) will repay in full the Remaining Assumed Debt, in the approximate amount of

     $174,200,000,  using the funds contributed to the OLP by the MLP pursuant to Section 2.5 and (ii) will pay in full the remaining Fees and Expenses and any other Transaction Expenses then due and payable using any monies remaining from the funds contributed to the OLP by the MLP pursuant to Section 2.5, and (b) with the monies the Managing

     GP receives under clause (a)(i) of this Section 2.6(a) from the OLP in payment of the Assumed SC Debt, the Managing GP will repay in full the

     Excluded EEC Debt in the amount of $34,294,609.27.

               2.7  Certificates.  After giving effect to the transactions contemplated by this Section 2, (a) the Managing GP shall have a GP

     Interest in the OLP with a Percentage Interest of .7764% SYN shall have a GP Interest in the OLP with a Percentage Interest of .2337%,

     and the MLP shall have an LP Interest in the OLP with a Percentage

     Interest of 98.9899%, and (b) (i) the Managing GP shall have a GP

     Interest in the MLP with a Percentage Interest of .7686%, its portion

     (as determined in accordance with the MLP Partnership Agreement) of

     5,071,233 Subordinated Units and 7,686 Incentive Distribution Rights,

     (ii) SYN shall have a GP Interest in the MLP with a Percentage

     Interest of .2314%, 1,526,386 Subordinated Units and 2,314 Incentive

     Distribution Rights, and (iii) SC shall have its portion (as determined in accordance with the MLP Partnership Agreement) of

     5,071,233 Subordinated Units.  Upon the request of any Transferor, the

     MLP shall deliver to such Transferor, one or more certificates representing the GP Interests in the MLP held by such Transferor and any Subordinated Units and any Incentive Distribution Rights issued to such Transferor.

               3.   Provisions Relating to Transfer of Assets.

               3.1  Specific Conveyances.  To further evidence the

     conveyances, assignments, transfers and contributions herein and more fully and effectively convey record title with respect to the real property and certain other property included in the Assets transferred by the Transferors, each Transferor has executed and delivered to the

     OLP certain additional conveyance instruments (the "Specific

     Conveyances") with respect to certain of the Assets being transferred by it.  The Specific Conveyances shall evidence and perfect the conveyances, assignments, transfers and contributions made by this

     Agreement and shall not constitute an additional conveyance,

     assignment, transfer or contribution of such Assets, and each Specific

     Conveyance shall be subject to the terms of this Agreement.  The

     Specific Conveyances are not intended to modify, and shall not modify,

     any of the terms, covenants and conditions herein set forth and are not intended to create, and shall not create, any additional covenants or warranties of or by any Transferor.

               3.2  Nonassignability of Assets.  To the extent that any

     license, permit, agreement, lease, sales or purchase order, commitment or other contract, property interest, qualification or asset described in this Agreement as being sold, assigned, transferred or conveyed to the OLP by any Transferor (collectively the "Commitments") or any claim, right or benefit arising thereunder or resulting therefrom

     (collectively, together with the Commitments, the "Interests"), is not capable of being sold, assigned, transferred or conveyed without the approval, consent or waiver of the issuer thereof or the other party thereto, or any third Person, including a government or governmental or regulatory authority, or if such sale, assignment, transfer or conveyance or attempted sale, assignment, transfer or conveyance would be invalid, or would destroy, terminate or eliminate (or permit any other Person to destroy, terminate or eliminate) the Interests related thereto, or would constitute a breach of a Commitment or a violation of any Law, then any provision in this Agreement or any Specific

     Conveyance to the contrary notwithstanding, this Agreement shall not constitute a sale, assignment, transfer or conveyance thereof or an attempted sale, assignment, transfer or conveyance thereof, but the applicable Transferor and the OLP shall do such acts and things as may be reasonably necessary give the OLP the full benefit in respect of the Interests and the applicable Transferor the full benefit of the assumption of the Assumed Liabilities with respect thereto, including using reasonable efforts in order that any necessary third party shall execute such documents and do such acts and things as may be reasonably required for such purpose (including any consent, approval or amendment required to novate, reissue or assign the affected

     Commitments); provided, however, that neither such Transferor nor the

     OLP shall be obligated to pay any consideration therefor (except for filing fees and other similar charges which shall be paid by the OLP)

     to, or commence litigation against, the third party or Person from whom such consents, approvals  or waivers are requested.  If the applicable Transferor or the OLP is unable to obtain any such required consent,  approval or waiver, then until such required consent,

     approval or waiver is obtained, and in the absence of any alternative arrangement established by agreement between such Transferor and the

     OLP, the applicable Transferor shall continue to be bound by such

     Commitments and the OLP shall, as agent for the applicable Transferor or as subcontractor, pay, perform and discharge fully all the obligations of such Transferor thereunder from and after the Effective

     Time and indemnify and hold harmless such Transferor and its

     Affiliates and their respective general partners, directors, officers and employees, in their capacities as such, from and against, all losses, claims, damages, taxes, liabilities and expenses whatsoever arising out of or in connection with the OLP's performance of or omission to perform such Transferor's obligations thereunder and hereunder, and the applicable Transferor shall, without further consideration, pay and remit to the OLP (or its designee) promptly all money, rights and other consideration received in respect of such performance after payment of any taxes, costs or expenses due from the applicable Transferor (or its Affiliates) with respect to such receipt.  The applicable Transferor shall conduct itself in the exercise of its rights under all such Commitments only as reasonably directed by the OLP and at the OLP's expense.  If and when any such approval, consent or waiver shall be obtained or such Commitment shall otherwise become assignable or able to be novated or such restriction shall have been satisfied or waived or no longer apply, the assignment of the Assets and the assumption of the Assumed Liabilities related to such approval, consent or waiver or restriction on assignment and/or assumption shall become effective automatically as of the Effective

     Time, without further action on the part of the Transferor, the OLP or any other Person, and without payment of further consideration.

               4.   Assumption of Assumed Liabilities.  Effective the

     Effective Time, in connection with the transfer and contribution of the Assets to the OLP by the Transferors, the OLP hereby absolutely and irrevocably assumes and agrees to be solely liable and responsible for and to duly and timely pay, perform and discharge all of the

     Assumed Liabilities; provided, however, that said assumption and agreement to duly and timely pay, perform and discharge the Assumed

     Liabilities shall not (a) increase the obligation of the OLP with respect to the Assumed Liabilities beyond the obligation that the

     Transferors would have had if this Agreement and the aforesaid assumption were not in effect, (b) waive any valid defense that was available to any Transferor with respect to the Assumed Liabilities or

     (c) enlarge any rights or remedies of any third party with respect to any of the Assumed Liabilities.

               5.   Title Matters.

               5.1  Encumbrances.  The conveyance, assignment, transfer and contribution of the Assets and assumption of the Assumed Liabilities pursuant to this Agreement are made expressly subject to (a) all recorded and unrecorded liens, encumbrances, agreements, defects,

     restrictions, adverse claims and all Laws, in each case to the extent the same are valid, enforceable and affect the Assets, including all matters that a current survey or visual inspection of the Assets would reflect, (b) the Assumed Liabilities and (c) all matters contained in the Specific Conveyances.  It is further agreed that the Specific

     Conveyances are subject to the provisions of this Agreement, including this Section 5.1 and Section 3.2 and Section 5.2.

               5.2  Disclaimer of Warranties; Subrogation; Waiver of Bulk

     Sales Laws.

               (a)  EACH TRANSFEROR IS CONVEYING THE ASSETS "AS IS WHERE

     IS" WITHOUT REPRESENTATION OR WARRANTY, WHETHER EXPRESS, IMPLIED OR

     STATUTORY (ALL OF WHICH EACH TRANSFEROR HEREBY DISCLAIMS), AS TO (i)

     TITLE, (ii) FITNESS FOR ANY PARTICULAR PURPOSE, MERCHANTABILITY,

     DESIGN OR QUALITY, OR (iii) ANY OTHER MATTER WHATSOEVER.  THE

     PROVISIONS OF THIS SECTION 5.2 HAVE BEEN AGREED TO BY EACH TRANSFEROR

     AND THE OLP AFTER DUE CONSIDERATION OF THE EFFECT THEREOF AND THE

     AMOUNT OF CONSIDERATION BEING EXCHANGED FOR THE CONTRIBUTIONS BEING

     MADE AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY

     REPRESENTATIONS OR WARRANTIES OF EACH TRANSFEROR, WHETHER EXPRESS,

     IMPLIED OR STATUTORY, WITH RESPECT TO THE ASSETS THAT MAY ARISE

     PURSUANT TO ANY LAW NOW OR HEREAFTER IN EFFECT, OR OTHERWISE, EXCEPT

     AS EXPRESSLY SET FORTH HEREIN.

               (b)  The conveyance, assignment, transfer and contribution of the Assets made pursuant to this Agreement is made with full rights of substitution and subrogation of the OLP, and all persons claiming by, through and under the OLP, to the extent assignable, in and to all covenants and warranties by the predecessors-in-title of each

     Transferor (other than by any Transferor Parties), and with full subrogation of all rights accruing under applicable statutes of limitation and all rights of action of warranty against all former owners of the Assets (other than the Transferor Parties and rights constituting Excluded Assets); and excluding in each case all rights constituting Excluded Assets.

               (c)  The Transferors and the OLP agree that the disclaimers contained in this Section 5.2 are "conspicuous" disclaimers.  Any covenants implied by statute or law by the use of the words "grant,"

     "convey," "bargain," "sell," "assign," "transfer," "deliver," or "set over" or any of them or any other words used in this Agreement are hereby expressly disclaimed, waived and negated.

               (d)  Each of the parties hereto hereby waives compliance

     with any applicable bulk sales law or any similar law in any applicable jurisdiction in respect of the transactions contemplated by this Agreement.

               (e)  Except for the Excluded Liabilities as to such Person,

     the OLP hereby forever waives any claim or right of action which it now or in the future may ever have against any Transferor or any of the other Transferor Parties arising out of or in connection with any

     Environmental Law with respect to the Assets or the Business, and unconditionally releases the Transferors and the other Transferor

     Parties from any and all liabilities, penalties, losses or other damages for which any Transferor or any of the Transferor Parties may be otherwise responsible pursuant to any Environmental Laws.

               6.   Indemnification.

               6.1  Indemnification by the Transferor.  Subject to Section

     6.3, without any further responsibility or liability of, or recourse to, any of the OLP Parties, the Managing GP shall absolutely and irrevocably be liable and responsible for the Excluded Managing GP

     Liabilities, SYN shall absolutely and irrevocably be liable and responsible for the Excluded SYN Liabilities and SC shall absolutely and irrevocably be liable and responsible for the Excluded SC

     Liabilities.  Nothing in this Agreement is intended or shall be construed to make the OLP or any of the other OLP Parties liable for any of any of the Excluded Liabilities.

               Each Transferor shall indemnify, defend, save and hold

     harmless each of the OLP Parties from and against all claims,

     liabilities, obligations, losses, expenses, costs and costs of defense

     (as and when incurred), including fines, charges, penalties,

     allegations, demands, damages (including actual, punitive or consequential, foreseen or unforeseen, known or unknown), settlements,

     awards, judgments, court costs and reasonable attorneys' and consultants' fees, in each case of any kind, character or nature whatsoever, to the extent arising out of (a) the Excluded Managing GP

     Liabilities if such Transferor is the Managing GP, the Excluded SYN

     Liabilities if such Transferor is SYN or the Excluded SC Liabilities if such Transferor is SC, (b) any failure of such Transferor to comply with any applicable bulk sales law of any jurisdiction in connection with the transfers of such Transferor's Assets to the OLP to the extent such failure results in the assertion of claims against the

     Assets in respect of the Excluded Managing GP Liabilities if such

     Transferor is the Managing GP, the Excluded SYN Liabilities if such

     Transferor is SYN or the Excluded SC Liabilities if such Transferor is

     SC, or (c) the breach by such Transferor of any of its obligations under this Agreement, all of which are hereinafter collectively referred to as the "OLP Damages".

               OLP Damages with respect to which, but only to the extent

     that, any proceeds are received by, or on behalf of, the OLP, the MLP or the OLP Subsidiary or their respective successors or assigns from any insurance policy (which are non-reimbursable by the OLP, the MLP,

     the OLP Subsidiary or such successor or assign under any self insurance coverage), shall not be the subject of indemnification under this Agreement.

               6.2  Indemnification by the OLP.  Subject to Section 6.3,

     effective as of the Effective Time, the OLP hereby without any further responsibility or liability of, or recourse to, any of the Transferor

     Parties, absolutely and irrevocably assumes and becomes liable and responsible for the Assumed Liabilities.  Nothing in this Agreement is intended or shall be construed to cause any Transferor or any of the other Transferor Parties to become liable for any of any of the

     Assumed Liabilities after the Effective Time.

               The OLP shall indemnify, defend, save and hold harmless each of the Transferor Parties from and against all claims, liabilities,

     obligations, losses, expenses, costs and costs of defense (as and when incurred), including fines, charges, penalties, allegations, demands,

     damages (including actual, punitive or consequential, foreseen or unforeseen, known or unknown), settlements, awards, judgments, court costs and reasonable attorneys' and consultants' fees, in each case of any kind, character or nature whatsoever, to the extent arising out of

     (a) the Assumed Liabilities or (b) the breach by any of the OLP

     Parties of any of their obligations under this Agreement, all of which are hereinafter collectively referred to as the "Transferor Damages".

               Transferor Damages incurred by any Transferor or its

     subsidiaries or their respective successors or assigns (which are

     Transferor Parties) with respect to which, but only to the extent that, any proceeds are received by, or on behalf of, such Transferor,

     subsidiary, successor or assign from any insurance policy (which are non-reimbursable by such Transferor, subsidiary, successor or assign under any self insurance coverage), shall not be the subject of indemnification under this Agreement.

               6.3  Specific Indemnification Issues.  (a)  In the event a claim, demand, action or proceeding is brought by a third party in which the liability as between any Transferor and the OLP is determined in any judgment, award or decree of a court or other governmental authority having jurisdiction to be joint or concurrent or in which the entitlement to indemnification hereunder is not readily determinable, the parties may negotiate in good faith in an effort to agree, as between such Transferor and the OLP, on the proper allocation of liability or entitlement to indemnification, as well as the proper allocation of the costs of any joint defense or settlement pursuant to Section 6.5(d), all in accordance with the provisions of,

     and the principles set forth in, this Agreement.  In the absence of any such agreement or if the Transferor or the OLP elects, such allocation of liability, entitlement to indemnification and allocation of costs shall be subject to resolution between such Transferor and the OLP pursuant to Section 9 of this Agreement.

               (b)  It is acknowledged that after the Effective Time, the parties hereto may have negotiated business relationships, which relationships will be described in contracts, agreements and other documents entered into in the normal course of business.  Such contracts, agreements and other documents may include agreements by the parties hereto or their Affiliates to supply, after the Effective

     Time, materials, products or other goods, services or leases of personal or real property.  Such business relationships and such contracts, agreements and other documents shall not be subject to the indemnity provisions hereof, unless the parties expressly agree to the contrary in the agreements governing such relationships.

               6.4  Notice and Payment of Claims.  (a)  If any Person

     entitled to a defense and/or indemnification under this Agreement (the

     "Indemnified Party") determines that it is or may be entitled to a defense or indemnification by the OLP or any Transferor, as the case may be (the "Indemnifying Party"), under this Agreement:

               (i)  The Indemnified Party shall deliver promptly to the

          Indemnifying Party a written notice and demand for a defense or indemnification, specifying the basis for the claim for defense and/or indemnification, the nature of the claim, and if known,

          the amount for which the Indemnified Party reasonably believes it is entitled to be indemnified.  Nothing in this subparagraph shall be interpreted to invalidate any claim for indemnification by the Indemnified Party, unless, and then only to the extent that, the failure of the Indemnified Party to deliver such notice results in actual prejudice to the Indemnifying Party's ability to defend such claim.

               (ii) The Indemnifying Party shall have ten (10) days from

          receipt of the notice requesting indemnification within which to either: (A) assume the defense of such litigation or claim; (B)

          pay the claim in immediately available funds; (C) reserve its rights pending resolution under Section 6.5(d); or (D) object in accordance with Section 6.4(b).  This ten (10) day period may be extended by agreement of the Indemnifying Party and the

          Indemnified Party.  Nothing in this subparagraph shall be

          interpreted to abrogate or delay a party's obligation to provide the other with a defense under this Agreement.

               (b)  The Indemnifying Party may object to the claim for

     defense and/or indemnification set forth in any notice; provided,

     however, that if the Indemnifying Party does not give the Indemnified

     Party written notice setting forth its objection to such claim (or the amount thereof) and the grounds therefor within the same ten (10) day period (or any extended period), the Indemnifying Party shall be deemed to have acknowledged its liability to provide a defense or to pay the amount of such claim and, subject to Section 9, the

     Indemnified Party may exercise any and all of its rights under applicable law to collect such amount or obtain such defense. Any objection to a claim for a defense or indemnification shall be resolved in accordance with Section 9.

               (c)  To the extent provided in the last sentence of Section

     6.1 or the last sentence of Section 6.2, the right to a defense or indemnification under this Agreement applies only insofar as defense and indemnification are not provided for by insurance (whether through a third party or a captive insurance company).  Nevertheless, the potential availability of insurance coverage to the applicable

     Transferor or the OLP shall not relieve the other party of its obligations for defense or indemnification hereunder, or delay either party's obligation to the other to assume a defense or pay any sums due hereunder.

               (d)  Payments due to be made to any Indemnified Party under this Section 6 shall bear interest from the date on which the

     Indemnified Party pays any amount or actually suffers a loss in respect of OLP Damages or Transferor Damages, as the case may be, to but excluding the date of actual payment (whether before or after judgment) at the rate per annum equal to (i) the rate per annum announced from time to time by Bank of America National Trust and

     Savings Association as its reference rate plus (ii) two (2) percent.

               (e)  Payments due to be made under this Agreement shall be free and clear of all deductions, withholdings, set-off or counterclaims whatsoever, except as may be required by law.  If any deductions or withholdings are required by law, the Indemnifying Party shall be obliged to pay such sum as will, after such deduction,

     withholding, set-off or counterclaim has been made, leave the

     Indemnified Party with the same amount as it would have been entitled to receive in the absence of any such requirement to make a deduction or withholding.  The parties to this Agreement may enter into agreements or other arrangements providing for the set-off of payments due to be made by way of indemnification to both the applicable

     Transferor and the OLP.

               (f)  Payments due to be made under this Agreement shall be reduced by the amount by which any taxes for which the Indemnified

     Party would have been accountable or liable to be assessed are either

     (i) actually reduced prior to payment falling due hereunder or (ii)

     likely to be reduced subsequent to payment falling due hereunder in the reasonable opinion of the Indemnified Party acting in good faith in the light of the circumstances prevailing at the time of delivery of written notice in accordance with Section 6.4(a).  The

     determination of the amount by which taxes are actually or likely to be reduced shall take into account the time value of money.

               6.5  Defense of Third Party Claims.  (a)  If the Indemnified

     Party's claim for indemnification is based, under this Agreement, on a claim, demand, investigation, action or proceeding, judicial or otherwise, brought by a third party, and the Indemnifying Party does not object under Section 6.4(b), the Indemnifying Party shall, within the ten 10 day period (or any extended period) referred to in Section

     6.4(a), assume the defense of such third-party claim at its sole cost and expense and shall thereafter be designated as the "Case Handler."

     Any such defense shall be conducted by attorneys employed by the

     Indemnifying Party.  The Indemnified Party may retain attorneys of its own choosing to participate in such defense at the Indemnified Party's sole cost and expense.

               (b)  If the Indemnifying Party assumes the defense of any

     such third-party claim, the Indemnifying Party may settle or compromise any such claim which requires only the payment of money by the Indemnifying Party without the prior consent of the Indemnified

     Party so long as all present and future claims relating to the compromised claim against the Indemnified Party are irrevocably and unconditionally released in full and may settle or compromise other such claims only with the prior written consent of the Indemnified

     Party.

               (c)  The Indemnifying Party shall pay to the Indemnified

     Party (or to such party as is identified by the Indemnified Party) in immediately available funds the amount for which the Indemnified Party is entitled to be indemnified within thirty (30) days after the settlement or compromise of such third-party claim or the judgment of a court of competent jurisdiction (or within such earlier period as is required by such settlement, compromise or judgment or such longer period as agreed to by Indemnifying Party and the Indemnified Party).

     If the Indemnifying Party does not assume the defense of any such third-party claim, the Indemnifying Party shall be bound by the result obtained with respect thereto by the Indemnified Party, except that the Indemnifying Party shall have the right to contest that it is obligated to the Indemnified Party under the terms of this Agreement,

     provided the Indemnifying Party shall have raised its objection in a timely manner under Section 6.4.

               (d)  In the event a claim, demand, action or proceeding is brought by a third party in which the liability as between the OLP and any Transferor is alleged to be joint or in which the entitlement to indemnification hereunder is not readily determinable, such parties shall cooperate in a joint defense.  Such joint defense shall be under the general management and supervision of the party which is expected to bear the greater share of the liability, and which will be considered the Case Handler, unless otherwise agreed; provided,

     however, that neither party shall settle or compromise any such joint defense matter without the consent of the other.  The costs of such joint defense, any settlement and any award or judgment (unless the award or judgment specifies otherwise) shall be borne as the parties may agree; or in the absence of such agreement, such costs shall be borne by the party incurring such costs, subject to ultimate resolution between the OLP and the applicable Transferor pursuant to

     Section 9.

               6.6  Cooperation and Preservation of Records.  (a)  The OLP

     Parties and the Transferor Parties shall cooperate with one another fully and in a timely manner as requested by the others in connection with the defense of any Litigation and Claims.

               (b)  Such cooperation shall include, without limitation,

     making available to the other party, during normal business hours and upon reasonable notice, all books, records and information

     ("Litigation Records"), officers and employees (without substantial interruption of employment) necessary or useful in connection with any actual or threatened Litigation and Claims and any investigation,

     audit, action or proceeding relating thereto.

               (c)  Each party shall continue in force, or, at the request of any other party, shall issue, notices exempting from destruction any Litigation Records which the requesting party represents may be necessary to the defense of, or required to be produced in discovery in connection with, any such claim, investigation, audit, action or proceeding and shall refrain from destroying any such Litigation

     Records until authorized by the requesting party.  The requesting party shall notify the other parties promptly when the Litigation

     Records are no longer required to be maintained.

               (d)  The party requesting access to Litigation Records or

     officers and employees pursuant to Section 6.6(b) or preservation of

     Litigation Records pursuant to Section 6.6(c) shall bear all reasonable out-of-pocket expenses (except reimbursement of salaries,

     employee benefits and general overhead) incurred by the other parties in connection with providing such Litigation Records or officers and employees.

               (e)  Any party providing Litigation Records hereunder may

     elect, upon a reasonable basis and within a reasonable time, to designate all or a portion of the Litigation Records as confidential or proprietary.  If Litigation Records are so designated, each of the parties receiving them will treat them as it would its own confidential or proprietary information and will take all reasonable steps to protect and safeguard the Litigation Records while in its own custody and will attempt to shield such information from disclosure by motions to quash, motions for a protective order, redaction or other appropriate actions.

               7.   Tax Matters.

               7.1  Refunds of Taxes.  Upon the request of any Transferor,

     the OLP shall assist such Transferor in connection with (or to the extent necessary shall file, or cause to be filed in such form as such

     Transferor may reasonably request), claims for refunds of federal,

     state, local or foreign income taxes attributable to the operation of the Business of such Transferor prior to the Effective Time.  Each

     Transferor shall have the sole right to prosecute any claims for such refunds (by suit or otherwise) at such Transferor's expense and with counsel of such Transferor's choice, and the OLP and its Affiliates shall cooperate fully with such Transferor in connection therewith.

               7.2  Notice of Tax Audits.  The OLP shall promptly notify

     each Transferor in writing upon the receipt by the OLP or any of its

     Affiliates of a notice of any pending or threatened audit or assessment against the OLP or any of its Affiliates with respect to any taxes for which the OLP or any of its Affiliates is or may be entitled to indemnification under this Agreement. The affected

     Transferor shall have the sole right, at its election, (a) to represent the interests of the OLP and its Affiliates with respect to any such audits or assessments, including in any administrative or court proceeding relating thereto, and (b) employ counsel of its choice at its expense and to control the conduct of such audit,

     assessment, or proceeding, including the settlement or disposition thereof.  The OLP and its Affiliates shall cooperate fully with each such Transferor and its counsel in the defense against or compromise of any claim in any such audit, assessment, or proceeding.

               8.   Further Assurances and Power of Attorney.

               8.1  Further Assurances.  From time to time after the date hereof, and without any further consideration, each party hereto shall execute, acknowledge and deliver all such additional documents, and will do all such other acts and things, all in accordance with applicable Law, as may be necessary or appropriate to more fully and effectively carry out the purposes and intent of this Agreement.

               8.2  Power of Attorney.  Each Transferor hereby constitutes and appoints the OLP, its successors and assigns, its true and lawful attorney-in-fact with full power of substitution for it and in its name, place and stead or otherwise on behalf of such Transferor, its successors and assigns, and for the benefit of the OLP, its successors and assigns, to demand and receive from time to time the Assets of such Transferor and to execute in the name of such Transferor and its successors and assigns instruments of conveyance, instruments of further assurance and to give receipts and releases in respect of the same, and from time to time to institute and prosecute in the name of the OLP or such Transferor for the benefit of the OLP, as may be appropriate, any and all proceedings at law, in equity or otherwise which the OLP, its successors and assigns may deem proper in order to collect, assert or enforce any claims, rights or titles of any kind in and to the Assets of such Transferor, and to defend and compromise any and all actions, suits or proceedings in respect of any of such Assets and to do any and all such acts and things in furtherance of this

     Agreement as the OLP, its successors or assigns shall reasonably deem advisable.  Each Transferor hereby declares that the appointment hereby made and the powers hereby granted are coupled with an interest and are and shall be irrevocable and perpetual and shall not be terminated by any act of such Transferor, its successors or assigns or by operation of law.

               9.   Arbitration.

               (a)  Any dispute, controversy or claim arising out of or

     relating to this Agreement or its breach, interpretation, termination or validity, including any question whether a matter is subject to arbitration hereunder, is referred to herein as a "Dispute."

               (b)  If the parties fail to settle any Dispute within thirty

     (30) days after any party has given notice to the other parties hereto of the claimed existence of a Dispute, the Dispute shall be resolved by a confidential, binding arbitration.  All such Disputes shall be arbitrated in Chicago, Illinois pursuant to the arbitration rules and procedures of J.A.M.S./Endispute with the arbitrator or arbitrators selected in the manner provided in such rules, except that the "Final

     Offer (or Baseball)" Arbitration Option shall not be used unless agreed to in writing by the parties to the Dispute.

               (c)  Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction, and each party hereto consents and submits to the jurisdiction of such court for purposes of such action.  The statute of limitations, estoppel, waiver, laches and similar doctrines, which would otherwise be applicable in any action brought by a party, shall be applicable in any arbitration proceeding,

     and the commencement of an arbitration proceeding shall be deemed the commencement of an action for those purposes.  The Federal Arbitration

     Act shall apply to the construction, interpretation and enforcement of this arbitration provision.  Each party shall bear its own expenses

     (including the fees and expenses of legal counsel and accountants) in connection with such arbitration and bear one-half of the arbitrators'

     fees and expenses, provided that the arbitral award shall allocate such fees and expenses of counsel, accountants, other advisors and the arbitrators according to the relative success of the parties in the arbitration, as determined by the arbitrators.  The arbitrators shall award an amount equal to the actual monetary damages suffered by each party, which may include interest costs incurred by such party but the arbitrators shall not have the authority to award punitive damages.

               10.  Miscellaneous.

               10.1 Costs.  The OLP shall be responsible for and shall pay all Financing Expenses and Transfer Expenses and the MLP shall be responsible for and shall pay all Public Offering Expenses and the

     Over-Allotment UW Discount, in each case whether incurred prior to, as of or after the Effective Time. In addition, the OLP shall be responsible for all costs, liabilities and expenses (including court costs and reasonable attorneys' fees) incurred in connection with the satisfaction of the parties obligations pursuant to Section 3.2.

     Notwithstanding the foregoing, the Transferors and their respective

     Affiliates shall be entitled to pay any such expenses which are required to be paid by the OLP or the MLP and be reimbursed by the OLP or the MLP, as appropriate.  If any Transferor or any of its

     Affiliates have paid or advanced any Transfer Expenses, Financing

     Expenses or Public Offering Expenses, then the OLP or the MLP, as appropriate, shall reimburse such Transferor or such Affiliate promptly upon request therefor and the MLP hereby guarantees the payment of all amounts required to be so paid by the OLP.

               10.2 Access to Records.  After the Effective Time, the OLP

     and its Affiliates shall permit each of the Transferors and their respective Affiliates and agents to have full access, at any reasonable time and from time to time, to such books, records, and other data relating to the Assets or the Business (the "Information")

     as any such Transferor or Affiliate may request.  If the OLP intends at any time to discard any Information relating to the Assets or to the operation of the Business prior to the Effective Time, the OLP shall (i) give the Transferors written notice of such intention at least thirty (30) days prior to discarding such Information, and (ii)

     allow the Transferors to take possession of such Information if they so request within such thirty (30) day period.

               10.3 Successors and Assigns.  This Agreement shall be

     binding upon and inure to the benefit of the parties signatory hereto and their respective successors and assigns.

               10.4 No Third Party Rights.  The provisions of this

     Agreement are intended to bind the parties signatory hereto and their respective successors and assigns and are not intended to and do not create rights in any other Person or confer upon any other Person any benefits, rights or remedies and no other Person is or is intended to be a third party beneficiary of any of the provisions of this

     Agreement.

               10.5 Counterparts.  This Agreement may be executed in any

     number of counterparts, all of which together shall constitute one agreement binding on the parties hereto.

               10.6 Governing Law.  This Agreement shall be governed by,

     and construed in accordance with, the internal laws of the State of

     Delaware without regard to conflict of law principles thereof, except,

     if it is mandatory in any other jurisdiction to have the law of such other jurisdiction govern this Agreement in order for this Agreement to be effective with respect to a particular Asset, then the laws of such other jurisdiction shall govern this Agreement with respect to such Asset.

               10.7 Severability.  If any of the provisions of this

     Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereto, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid, and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the parties as expressed in this

     Agreement at the time of execution of this Agreement.

               10.8 Deed; Bill of Sale; Assignment.  To the extent required by applicable law, this Agreement shall also constitute a "deed,"

     "bill of sale" or "assignment" of the Assets.

               10.9 Amendment or Modification.  This Agreement may be

     amended or modified from time to time only by the written agreement of all the parties hereto and the provisions of this Agreement may be waived only if such waiver is set forth in a writing signed by the party sought to be bound by such waiver.

               10.10     Integration.  This Agreement supersedes all

     previous understandings or agreements between the parties, whether oral or written, with respect to its subject matter and this document is an integrated agreement which contains the entire understanding of the parties.  No understanding, representation, promise or agreement,

     whether oral or written, is intended to be or shall be included in or form part of this Agreement unless it is contained in a written amendment hereto executed by the parties hereto after the date of this

     Agreement.

               10.11     Nonrecourse.  Notwithstanding any provision to the

     contrary contained in this Agreement, no recourse in respect of the payment or performance of the obligations of the OLP or the MLP hereunder shall be had against any partner of the MLP or the OLP, as the case may be, as a result of any such Person's status as a partner of the MLP or the OLP, respectively, except to the extent of such partner's interests (in its capacity as a partner of the MLP), if any,

     in the MLP and the MLP's property, in the case of the MLP's obligations, and such partner's interests (in its capacity as a partner of the OLP), if any, in the OLP and the OLP's property, in the case of the OLP's obligations, it being expressly understood that liability for the payment and performance of the obligations of the

     MLP and the OLP hereunder is non-recourse to any partner thereof and any and all assets of each such partner, save and except as hereinabove provided.

               IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.


                                        CORNERSTONE PROPANE PARTNERS, L.P.

                                        By:  Cornerstone Propane GP, Inc.,
                                             a California corporation,
                                             as managing general partner


                                        By:  /s/ Daniel K. Newell
                                             ---------------------------
                                             Daniel K. Newell
                                             Vice President
     Witnesses:

     /s/ Rogene A. Thaden
     -----------------------------------

     /s/ Stacie Rice
     -----------------------------------


                                        CORNERSTONE PROPANE, L.P.

                                        By:  Cornerstone Propane GP, Inc.,
                                             a California corporation,
                                             as managing general partner

                                        By:  /s/ Daniel K. Newell
                                             ------------------------------
                                             Daniel K. Newell
                                             Vice President
     Witnesses:

     /s/ Rogene A. Thaden
     -----------------------------------

     /s/ Stacie Rice
     -----------------------------------

                                        CORNERSTONE PROPANE GP, INC.


                                        By:  /s/ Daniel K. Newell
                                             -----------------------------
                                             Daniel K. Newell
                                             Vice President
     Witnesses:

     /s/ Debra A. Kleban
     -----------------------------------

     /s/ Stacie Rice
     -----------------------------------


     ATTEST:


     /s/ Rogene A. Thaden
     ------------------------------------
     Assistant Secretary


                                        EMPIRE ENERGY SC CORPORATION


                                        By:  /s/ Daniel K. Newell
                                             -----------------------------
                                             Daniel K. Newell
                                             President
     Witnesses:

     /s/ Debra A. Kleban
     -----------------------------------

     /s/ Stacie Rice
     -----------------------------------


     ATTEST:


     /s/ Rogene A. Thaden
     -----------------------------------
     Rogene A. Thaden
     Assistant Secretary

                                        SYN INC.


                                        By:  /s/ Daniel K. Newell
                                             -----------------------------
                                             Daniel K. Newell
                                             Vice President

     Witnesses:

     /s/ Debra A. Kleban
     -----------------------------------

     /s/ Stacie Rice
     -----------------------------------


     ATTEST:


     /s/ Rogene A. Thaden
     -----------------------------------
     Rogene A. Thaden
     Assistant Secretary

     STATE OF ILLINOIS   )
                         )    SS.
     COUNTY OF COOK      )


               On this 17th day of December, 1996, before me, a Notary Public in and for said state, personally appeared Daniel K. Newell, who being by me duly sworn did say that he is the Vice President of CORNERSTONE PROPANE GP, INC., a California corporation and the managing general partner of CORNERSTONE PROPANE PARTNERS, L.P., a Delaware limited partnership, and that the foregoing instrument was signed on behalf of said corporation and limited partnership and acknowledged said instrument to be the free act and deed of said corporation and limited partnership for the purposes therein stated.

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal, the day and year last above written.



                              /s/ Brian D. Kluever
                              -----------------------------------------
                              Printed Name:  Brian D. Kluever
                                             --------------------------
                              Notary Public in and for said State

     [SEAL]
     My commission expires:

     January 18, 2000
     ----------------------

     STATE OF ILLINOIS   )
                         )    SS.
     COUNTY OF COOK      )


               On this 17th day of December, 1996, before me, a Notary Public in and for said state, personally appeared Daniel K. Newell, who being by me duly sworn did say that he is the Vice President of CORNERSTONE PROPANE GP, INC., a California corporation and the managing general partner of CORNERSTONE PROPANE, L.P., a Delaware limited partnership, and that the foregoing instrument was signed on behalf of said corporation and limited partnership and acknowledged said instrument to be the free act and deed of said corporation and limited partnership for the purposes therein stated.

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal, the day and year last above written.



                              /s/ Brian D. Kluever
                              -----------------------------------------
                              Printed Name:  Brian D. Kluever
                                             --------------------------
                              Notary Public in and for said State

     [SEAL]
     My commission expires:

     January 18, 2000
     ----------------------

     STATE OF ILLINOIS   )
                         )    SS.
     COUNTY OF COOK      )


               On this 17th day of December, 1996, before me, a Notary Public in and for said state, personally appeared Daniel K. Newell and Rogene A. Thaden, who being by me duly sworn did say that Daniel K. Newell and Rogene A. Thaden are the Vice President and Assistant Secretary, respectively, of CORNERSTONE PROPANE GP, INC., a California corporation, and that the foregoing instrument was signed on behalf of said corporation and acknowledged said instrument to be the free act and deed of said corporation for the purposes therein stated.

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal, the day and year last above written.



                              /s/ Brian D. Kluever
                              -----------------------------------------
                              Printed Name:  Brian D. Kluever
                                             --------------------------
                              Notary Public in and for said State

     [SEAL]
     My commission expires:

     January 18, 2000
     ----------------------

     STATE OF ILLINOIS   )
                         )    SS.
     COUNTY OF COOK      )


               On this 17th day of December, 1996, before me, a Notary Public in and for said state, personally appeared Daniel K. Newell and Rogene A. Thaden, who being by me duly sworn did say that Daniel K. Newell and Rogene A. Thaden are the President and Secretary, respectively, of EMPIRE ENERGY SC CORPORATION, a Delaware corporation, and that the foregoing instrument was signed on behalf of said corporation and acknowledged said instrument to be the free act and deed of said corporation for the purposes therein stated.

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal, the day and year last above written.



                              /s/ Brian D. Kluever
                              -----------------------------------------
                              Printed Name:  Brian D. Kluever
                                             --------------------------
                              Notary Public in and for said State

     [SEAL]
     My commission expires:

     January 18, 2000
     ----------------------

     STATE OF ILLINOIS   )
                         )    SS.
     COUNTY OF COOK      )


               On this 17th day of December, 1996, before me, a Notary Public in and for said state, personally appeared Daniel K. Newell and Rogene A. Thaden, who being by me duly sworn did say that Daniel K. Newell and Rogene A. Thaden are the Vice President and Assistant Secretary, respectively, of SYN INC., a Delaware corporation, and that the foregoing instrument was signed on behalf of said corporation and acknowledged said instrument to be the free act and deed of said corporation for the purposes therein stated.

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal, the day and year last above written.


                              /s/ Brian D. Kluever
                              -----------------------------------------
                              Printed Name:  Brian D. Kluever
                                             --------------------------
                              Notary Public in and for said State

     [SEAL]
     My commission expires:

     January 18, 2000
     ----------------------

                                  Schedule 1.1

                                     ASSETS


               "Assets" means and includes, as to any Transferor, the following:

               The interest of such Transferor in any and all of the assets owned, leased or held by such Transferor and used or held for use in the operation or planned operation of the Business of such Transferor as of the Effective Time, of every kind, character and description, whether tangible or intangible, whether real, personal or mixed, whether accrued or contingent, and wheresoever located, including all right, title and interest of such Transferor in and to the following assets to the extent they are used in or relate to the Business of such Transferor as operated and/or planned to be operated as of the Effective Time:

               (a) all liquefied petroleum gas inventory and all other inventories and supplies of any kind (including appliance and parts inventories);

               (b) all storage tanks and containers and propane cylinders (including tanks, containers and cylinders located at customer locations);

               (c) all office furniture, furnishings, computers, tools, machinery and other equipment of any kind;

               (d) all real property, wherever located, together with all buildings, structures, improvements, equipment, appurtenances and fixtures of every kind or nature located thereon;

               (e) all rights in real property or personal property arising under leases, easements or other contracts or arrangements;

               (f) all motor and other vehicles, trailers, rolling stock and related equipment, including any tanks or other equipment mounted or attached thereon, whether owned or leased;

               (g) all purchase orders, agreements with customers and other contracts, agreements, arrangements and understandings of any kind;

               (h) all insurance coverages maintained by or for such Transferor, and all proceeds and other rights and benefits relating to such coverage;

               (i) all rights, claims and causes of action against any Person or property, whether known or unknown, accrued or contingent, and whether or not reflected on the books and records as of the Effective Time, insofar as any of the same arise out of or otherwise relate to the condition or use of the Assets or the operation of the Business of such Transferor prior to the Effective Time;

               (j) all rights to sell or distribute any product or service;

               (k) all tradenames, trademarks, service marks, logos, marks and symbols of any kind, together with all goodwill associated therewith;

               (l) all know-how, trade secrets, customer lists and all other confidential information of every kind;

               (m) all customer relationships, employee relationships, supplier relationships and other relationships of any kind;

               (n)  all other proprietary rights of any kind;

               (o) all governmental licenses, approvals, registrations, permits and authorizations of every kind;

               (p) all bank accounts and all cash or cash equivalents (including short term investments and marketable securities) contained in such bank accounts;

               (q) all monies, rents, revenues, accounts, accounts receivable, refunds or rights thereto or other amounts receivable by or owing to such Transferor;

               (r)  all deposits, prepayments and prepaid expenses;

               (s) all stock or other securities (whether equity, debt or otherwise) of any other Person and any partnership interest or other interest in any other Person, including all interests in joint ventures held by such Transferor;

               (t)  all goodwill and all other intangible assets; and

               (u) copies of all books, records, papers and instruments, including accounting and financial records and other documentation;

     provided, however, that notwithstanding anything to the contrary contained herein or in any of the Transaction Documents, the term "Assets" as to any Transferor shall not include the Excluded Assets of such Transferor and for purposes of determining the Excluded Assets of any Transferor the words "primarily in the continuing operation of the Business" of a Transferor or words of similar import shall mean used in the operation or planned operation of the Business and not otherwise used primarily in the operation or planned operation of one or more other businesses of the Transferor.

                                 Schedule 1.2(A)

                           EXCLUDED MANAGING GP ASSETS


               "Excluded Managing GP Assets" means and includes the following:

               (a) All refunds and rights to refunds of federal, state, local and foreign income taxes and corporate franchise taxes relating to any period of time prior to the Effective Time;

               (b) All income tax returns and corporate franchise tax returns of the Managing GP and its predecessors;

               (c) All books and records which the Managing GP is required to retain by law;

               (d) The corporate seals, certificates of incorporation, bylaws, minute books and stock ledger records of the Managing GP and its predecessors;

               (e) All assets, rights and properties of the Managing GP not used or held primarily for the continuing operation of the Business of the Managing GP;

               (f) All books of account and other records, papers and instruments of the Managing GP and its predecessors relating to the Excluded Managing GP Liabilities or the matters described in this Schedule;

               (g) The Additional Acquisition Documents and all rights and claims of the Managing GP, as the successor to EEC, made or which may be made thereunder, including any recovery on account of such rights and claims;

               (h) The outstanding capital stock of SYN and SC and all rights of the Managing GP as a stockholder of SYN and SC, including all rights under that certain Agreement among SYN Inc. and its Stockholders dated August 15, 1995 originally among SYN, NGC, ASG and certain other parties, as amended;

               (i)  The SC Note;

               (j) Insurance coverages maintained by or for the Managing GP and all proceeds and other rights and benefits relating to such coverage with respect to any Excluded Managing GP Liabilities;

               (k) All rights of the Managing GP under that certain Indemnification Agreement dated December 11, 1996 among the MLP, the OLP, the Managing GP, SYN and NGC;

               (l) All rights of the Managing GP under that certain Non-Competition Agreement dated May 7, 1994 among the Managing GP, as the successor to EEC, ASG and certain principals of EEC and ASG, as amended;

               (m) All defined benefit plans, defined contribution plans and health and welfare plans maintained by the Managing GP or its predecessors existing at the Effective Time;

               (n) All rights of the Managing GP under the MLP Partnership Agreement; and

               (o) All rights of the Managing GP under the OLP Partnership Agreement.

                                 Schedule 1.2(B)

                               EXCLUDED SC ASSETS


               "Excluded SC Assets" means and includes the following:

               (a) All refunds and rights to refunds of federal, state, local and foreign income taxes and corporate franchise taxes relating to any period of time prior to the Effective Time;

               (b) All income tax returns and corporate franchise tax returns of SC;

               (c) All books and records which SC is required to retain by law;

               (d) The corporate seal, certificate of incorporation, bylaws, minute books and stock ledger records of SC;

               (e) All assets, rights and properties of SC not used or held primarily for the continuing operation of the Business of SC;

               (f) All books of account and other records, papers and instruments of SC relating to the Excluded SC Liabilities or the matters described in this Schedule;

               (g) Insurance coverages maintained by or for SC and all proceeds and other rights and benefits relating to such coverage with respect to any Excluded SC Liabilities;

               (h) All defined benefit plans, defined contribution plans and health and welfare plans maintained by SC existing at the Effective Time;

               (i)  All rights of SC under the MLP Partnership Agreement;
     and

               (j)  All rights of SC under the OLP Partnership Agreement.

                                 Schedule 1.2(C)

                               EXCLUDED SYN ASSETS


               "Excluded SYN Assets" means and includes the following:

               (a) All refunds and rights to refunds of federal, state, local and foreign income taxes and corporate franchise taxes relating to any period of time prior to the Effective Time;

               (b) All income tax returns and corporate franchise tax returns of SYN and its predecessors;

               (c) All books and records which SYN is required to retain by law;

               (d) The corporate seals, certificates of incorporation, bylaws, minute books and stock ledger records of SYN and its predecessors;

               (e) All assets, rights and properties of SYN not used or held primarily for the continuing operation of the Business of SYN;

               (f) All books of account and other records, papers and instruments of SYN and its predecessors relating to the Excluded SYN Liabilities or to the matters described in this Schedule;

               (g) All rights and claims of SYN made under the SYN Acquisition Documents, and all related rights and claims of SYN which may be made under the SYN Acquisition Documents and all rights under the SYN Acquisition Documents related to any of the foregoing, including any recovery on account of such rights and claims, any rights under any escrow arrangements and any rights to any amounts held or to be paid pursuant to such escrow arrangements.

               (h) All rights and claims of SYN with respect to litigation and claims which the Selling Stockholders are required to defend pursuant to Section 10.1 of the SYN Purchase Agreement;

               (i) The Additional Acquisition Documents and all rights and claims of SYN made or which may be made thereunder, including any recovery on account of such rights and claims;

               (j) The outstanding capital stock of Claremont Gas Corporation and any inactive subsidiaries of SYN;

               (k) All rights of SYN under the Termination Agreement dated September 28, 1996 among ASG, NGC and SYN;

               (l) All rights of SYN under that certain Termination Agreement dated December 13, 1996 among ASG, NGC and SYN;

               (m) All rights of SYN under that certain Agreement among SYN Inc. and its Stockholders dated August 15, 1995 originally among SYN, NGC, ASG and certain other parties, as amended;

               (n) All rights of SYN under that certain Indemnification Agreement dated December 11, 1996 among the MLP, the OLP, the Managing GP, SYN and NGC;

               (o) All interests, if any, of SYN at the Effective Time in any real property located in Claremont, New Hampshire or Bennington, Vermont, and the improvements located thereon;

               (p) Insurance coverages maintained by or for SYN and all proceeds and other rights and benefits relating to such coverages with respect to any Excluded SYN Liabilities;

               (q) All defined benefit plans, defined contribution plans and health and welfare plans maintained by SYN or its predecessors existing at the Effective time;

               (r)  All rights of SYN under the MLP Partnership Agreement;
     and

               (s)  All rights of SYN under the OLP Partnership Agreement.

                                 Schedule 1.3(A)

                        EXCLUDED MANAGING GP LIABILITIES


               "Excluded Managing GP Liabilities" means and includes the following:

               (a) The federal, state, local and foreign income tax and corporate franchise tax liabilities of the Managing GP (including all federal, state and local income tax liabilities attributable to the operation of the Business prior to the Effective Time), including any such income tax liabilities of the Managing GP that may result from the consummation of the transactions contemplated by this Agreement;

               (b) All liabilities and obligations of the Managing GP with respect to the Excluded Managing GP Assets or any operation or business other than the Business of the Managing GP;

               (c) All liabilities and obligations of the Managing GP, as the successor to EEC, pursuant to the Additional Acquisition
     Documents;

               (d) All liabilities and obligations of the Managing GP, as the successor to EEC, with respect to the Excluded EEC Debt;

               (e) All liabilities and obligations of the Managing GP as a stockholder of SYN under that certain Agreement among SYN Inc. and its Stockholders dated August 15, 1995 among SYN, NGC, ASG and certain other parties as amended;

               (f) All liabilities and obligations of the Managing GP under that certain Non-Competition Agreement dated May 7, 1994 among the Managing GP, as the successor to EEC, ASG and certain principals of EEC and ASG, as amended;

               (g) All liabilities and obligations of the Managing GP under all defined benefit plans, defined contribution plans and health and welfare plans maintained by the Managing GP or its predecessors at the Effective Time;

               (h) All liabilities and obligations of the Managing GP under the MLP Partnership Agreement; and

               (i) All liabilities and obligations of the Managing GP under the OLP Partnership Agreement.

                                 Schedule 1.3(B)

                             EXCLUDED SC LIABILITIES


               "Excluded SC Liabilities" means and includes the following:

               (a) The federal, state, local and foreign income tax and corporate franchise tax liabilities of SC (including all federal, state and local income tax liabilities attributable to the operation of the Business prior to the Effective Time), including any such income tax liabilities of SC that may result from the consummation of the transactions contemplated by this Agreement;

               (b) All liabilities and obligations of SC with respect to the Excluded SC Assets or any operation or business other than the Business of SC;

               (c) All liabilities and obligations of SC under all defined benefit plans, defined contribution plans and health and welfare plans maintained by SC at the Effective Time;

               (d) All liabilities and obligations of SC under the MLP Partnership Agreement; and

               (e) All liabilities and obligations of SC under the OLP Partnership Agreement.

                                 Schedule 1.3(C)

                            EXCLUDED SYN LIABILITIES


               "Excluded SYN Liabilities" means and includes the following:

               (a) The federal, state, local and foreign income tax and corporate franchise tax liabilities of SYN (including all federal, state and local income tax liabilities attributable to the operation of the Business prior to the Effective Time), including any such income tax liabilities of SYN that may result from the consummation of the transactions contemplated by this Agreement;

               (b) All liabilities and obligations of SYN with respect to the Excluded SYN Assets or any operation or business other than the Business of SYN;

               (c) All liabilities and obligations of SYN pursuant to the SYN Acquisition Documents (other than SYN's liabilities with respect to the promissory note made by SYN to the order of The Bank of New York in the principal amount of $1,250,000 in connection therewith);

               (d) All liabilities and obligations of SYN pursuant to the Additional Acquisition Documents (other than liabilities and obligations reflected in the financial statements for which adjustments were made in determining the consideration given to SYN pursuant to this Agreement), but only when and to the extent of any recovery (net of costs of collection allocated thereto) that is received by SYN pursuant to the SYN Acquisition Documents on account of the particular liability or obligation;

               (e) The liabilities and obligations of SYN which form the basis of SYN's existing claims against the Selling Stockholders pursuant to the SYN Acquisition Documents (other than liabilities and obligations reflected in the financial statements for which adjustments were made in determining the consideration given to SYN pursuant to this Agreement), but only when and to the extent of any recovery (net of costs of collection allocated thereto) that is received by SYN pursuant to the SYN Acquisition Documents on account of the particular liability or obligation;

               (f) All liabilities and obligations of SYN with respect to litigation and claims which the Selling Stockholders are required to defend pursuant to Section 10.1 of the SYN Purchase Agreement;

               (g) All liabilities and obligations of SYN under the Termination Agreement dated September 28, 1996 among ASG, NGC and SYN;

               (h) All liabilities and obligations of SYN under that certain Agreement among SYN Inc. and its Stockholders dated August 15, 1995 among SYN, NGC, ASG and certain other parties, as amended;

               (i) All liabilities and obligations of SYN under that certain Termination Agreement dated December 13, 1996 among ASG, NGC and SYN and all liabilities and obligations under the Management Agreement referred to therein which are not terminated thereby;

               (j) All liabilities and obligations of SYN under all defined benefit plans, defined contribution plans and health and welfare plans maintained by SYN or its predecessors at the Effective Time;

               (k) All liabilities and obligations of SYN under the MLP Partnership Agreement; and

               (l) All liabilities and obligations of SYN under the OLP Partnership Agreement.

                                  Schedule 1.4

                                 SERVICE ASSETS


               "Service Assets" means, with respect to any Transferor, all Assets, if any, used solely in the conduct of the appliance sales business, parts and fittings sales business and service labor business (collectively, the "Service Business") of such Transferor in the States of Alabama, Arkansas, California, Missouri, New York or Tennessee in relation to its propane business in such States, including:

               (a) copies of all books, records, papers and instruments of such Transferor of whatever nature and wherever located that relate to the Service Business, including accounting and financial records and other documentation related to the Service Business;

               (b) all inventory relating to the Service Business, including appliances and parts and fittings;

               (c) all purchase orders, agreements with customers and other contracts, agreements, arrangements and understandings of any kind relating to the Service Business; and

               (d) every right to purchase, sell or distribute any appliances, parts or fittings or to provide service relating to the Service Businesses.